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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2003

Roller Bearing Company of America, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-33085 (Commission File Number)	13-3426227 (I.R.S. Employer Identification No.)
60 Round Hill Road, Fairfield, Connecticut 06430 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: 203-255-1511

Former name or former address, if changed since last report

Item 5. Other Events

        On August 5, 2003, our Board of Directors and the Board of Directors of our parent corporation, Roller Bearing Holding Company, Inc., appointed Daniel A. Bergeron as Vice President, Chief Financial Officer, and Assistant Secretary of the company and of Roller Bearing Holding Company, Inc., effective immediately. Mr. Bergeron succeeds Jane Bohrer, who had been our acting Chief Financial Officer. Ms. Bohrer will continue as Corporate Controller of the company and of Roller Bearing Holding Company, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2003	ROLLER BEARING COMPANY OF AMERICA, INC.
	By:	/s/ MICHAEL J. HARTNETT Michael J. Hartnett President and Chief Executive Officer

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  Item 5. Other Events
SIGNATURES